Exhibit 10.15



                   DEFERRED COMPENSATION PLAN
                        TRUST AGREEMENT
                            BETWEEN
              POLAROID CORPORATION AND NATIONSBANK



     AGREEMENT made this 17th day of May, 1995, by and among POLAROID CORPORATION, a Delaware corporation (the "Company"), and NATIONSBANK, a corporation organized and existing under the laws of the state of Delaware (the "Trustee").

                      W I T N E S S E T H

     WHEREAS, the Company has adopted the non-qualified deferred compensation Plans listed in Appendix A; and

     WHEREAS, the Company has incurred or expects to incur liability under the terms of such Plans with respect to the individuals participating in such Plans; and

     WHEREAS, the Company wishes to establish a trust ("Trust") and to contribute to such Trust assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, until paid to the Plan participants and their beneficiaries in such manner and at such times as specified in the Plans; and

     WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans as unfunded plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974; and

     WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plans.

     NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:



SECTION 1.     ESTABLISHMENT OF TRUST.

     (a) The Company hereby initially deposits with Trustee in trust the sum of five million, one hundred thousand dollars ($5,100,000.00) which shall become the principal of the Trust, to be held, administered and disposed of by Trustee as provided in this Agreement.

     (b)  The Trust hereby established shall be irrevocable.

     (c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

     (d) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of the Plan participants and the general creditors of the Company as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

     (e) The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.

     (f) Ten days prior to a Change of Control, as defined herein, the Company shall make an irrevocable contribution to the Trust in an amount that is sufficient to pay each Plan participant or beneficiary an amount to which Plan participants or their beneficiaries would be entitled pursuant to the terms of the Plans.



     SECTION 2.     PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES.

     (a) The Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plans), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plans and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company.

     (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plans shall be determined by the Company or such party as they shall designate under the Plans, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plans.

     (c) The Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plans. The Company shall notify Trustee of the Company's decision to make payments of benefits directly prior to the time such amounts are payable to the Plan participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plans, the Company shall make the balance of each such payment as it falls due. Trustee shall notify the Company when principal and earnings are not sufficient.



               SECTION 3.     TRUSTEE RESPONSIBILITY REGARDING
               PAYMENTS TO TRUST BENEFICIARY WHEN COMPANY IS
               INSOLVENT.


     (a) Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. Company shall be considered "Insolvent" for the purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

     (b) At all times during the continuance of this Trust as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as follows:

                    (i) The Board of Directors of the Company and the Chief Executive Officer of the Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to Trustee that the Company has become Insolvent, Trustee shall determine whether the Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants and their beneficiaries.

                    (ii) Unless Trustee has actual knowledge of
               Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, Trustee shall have no duty to inquire whether the Company is Insolvent. Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning the Company's solvency.

                    (iii) If at any time Trustee has determined that the Company is Insolvent, Trustee shall discontinue payments to Plan participants and their beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Agreement shall in any way diminish any rights of Plan participants and their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plans or otherwise.

                    (iv) Trustee shall resume the payment of benefits
               to Plan participants and their beneficiaries in accordance with Section 2 of this Agreement only after Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

     (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to
Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants and their beneficiaries under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants and their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.


     SECTION 4. PAYMENTS TO COMPANY. Company shall have no right or power to direct Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plans.

     SECTION 5.     INVESTMENT AUTHORITY.

     (a) Trustee shall invest the principal of the Trust and any earnings thereon in accordance with written directions from the Company. Such directions shall provide Trustee with the investment discretion to invest the above-referenced amounts within broad guidelines established by Trustee and the Company and set forth therein.

     (b)   Subject to Subsection (a), Trustee may

                              (i)  invest and reinvest the amounts
                    described in Subsection (a) in any form of property not prohibited by law, including, without limitation on the amount which may be invested therein, any mutual funds, money market funds, certificates of deposit, life insurance policies, annuity contracts, and other deposits yielding a reasonable rate of interest; and

                              (ii) hold cash uninvested in an amount
                    considered necessary and prudent for proper administration of the Trust, or deposit the same with any banking, savings or similar financial institution supervised by the United States or any State, including Trustee's own banking department.

     (c) Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by the Company only to the extent set forth in Appendix A. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with the Plan participants or beneficiaries.

     (d) The Company shall have the right, at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by Company in a non-fiduciary capacity without the approval or consent of any person in a fiduciary capacity.


     SECTION 6. DISPOSITION OF INCOME. During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.


     SECTION 7. ACCOUNTING BY TRUSTEE. Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and Trustee. Within sixty (60) days following the close of each calendar year and within sixty (60) days after its removal or resignation, Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold, with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

     SECTION 8.     RESPONSIBILITY OF TRUSTEE.

     (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plans or this Trust Agreement and is given in writing by the Company. In the event of a dispute between the Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

     (b) If Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

     (c) Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

     (d) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

     (e) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of
Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.


     SECTION 9. COMPENSATION AND EXPENSES OF TRUSTEE. The Trust fees and expenses shall be paid from the income from Trust assets. If not so paid, the Company shall pay the administrative and Trustee's fees and expenses.


     SECTION 10.    RESIGNATION AND REMOVAL OF TRUSTEE.

     (a) Trustee may resign at any time by written notice to the Company which shall be effective sixty (60) days after receipt of such notice unless the Company and Trustee agree otherwise.

     (b) Trustee may be removed by the Company on sixty (60) days' written notice or upon shorter notice accepted by Trustee.

     (c) Upon a Change of Control, as defined herein, Trustee may not be removed by the Company for two (2) years.

     (d) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within sixty (60) days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

     (e) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of such resignation or removal under paragraphs (a) or (b), respectively, of this Section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.


     SECTION 11.    APPOINTMENT OF SUCCESSOR.

     (a) If Trustee resigns or is removed in accordance with Section 10(a) or (b) hereof, respectively, the Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon such resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

     (b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for, and the Company shall indemnify and defend the successor Trustee from, any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event or any condition existing at the time it becomes successor Trustee.

     SECTION 12.    AMENDMENT OR TERMINATION.

     (a) This Trust may be amended only by written agreement executed by the Company. Notwithstanding the foregoing, no amendment shall conflict with the terms of the Plans or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

     (b) Except as provided in paragraph (c) of this Section 12, the Trust shall not terminate until the date on which Plan participants and beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans. Upon termination of the Trust, any assets remaining in the Trust shall be returned to Company.

     (c) Upon written approval of participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plans, the Company may terminate this Trust prior to the time all benefit payments under the Plans have been made. All assets in the Trust at termination shall be returned to the Company.

     (d) Sections 1, 10 and 12 of this Trust Agreement may not be amended by the Company for two (2) years following a Change of Control, as defined below:

               Change of Control shall mean:

                    (i) the date on which a change in control of the Company occurs of a nature that would be required to be reported (assuming that the Company's Common Stock was registered under the Exchange Act) in response to an item (currently Item 6(e)) of Schedule 14A of Regulation 14A promulgated under the Exchange Act or an item (currently Item 1(a)) of Form 8-K under the Exchange Act;

                    (ii) the date on which there is an Acquiring
               Person and change in the composition of the Board of Directors of the Company within two (2) years after the Share Acquisition Date with respect to such Acquiring Person that results in the Disinterested Directors not constituting a majority of the Board of Directors;

                    (iii)     any day on or after the Share
               Acquisition Date when, directly or indirectly, any of the transactions specified in the following clauses shall occur:

                              (A)  the Company shall consolidate with,
                    or merge with and into, any other Person;

                              (B)  any Person shall merge with and
                    into the Company; or

                              (C)  the Company shall sell, lease,
                    exchange or otherwise transfer or dispose of (or one or more of its Subsidiaries shall sell, lease, exchange or otherwise transfer or dispose of), in one or more transactions, the major part of the assets of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons; or

                    (iv) the date when a Person (other than the
               Company, any subsidiary of the Company, any employee benefit plan of the Company or any of its Subsidiaries or any Person holding Common Shares for or pursuant to the terms of any such employee benefit plan) alone or together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 30% or more of the Common Shares then outstanding.

     Definitions used for purpose of this Definition are as follows:

     Acquiring Person. Acquiring Person shall mean any Person who or which, together with all Affiliates and Associates of such Person, is the Beneficial Owner of 20% or more of the Common Shares then outstanding, but does not include any subsidiary of the Company, any employee benefit plan of the Company or of any of its Subsidiaries or any Person holding Common Shares for or pursuant to the terms of any such employee benefit plan.

     Affiliate and Associate. Affiliate and Associate, when used with reference to any Person, shall have the meaning given to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

     Beneficial Owner. A Beneficial Owner shall mean a Person deemed to "beneficially own", any securities which:

          (a) such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly; or

          (b) such Person or any of such Person's Affiliates or Associates has:

                    (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder;

                    (ii) the right to vote pursuant to any agreement,
               arrangement or understanding (written or oral); provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding (written or oral) to vote such security (A) arises solely from a revocable proxy given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (B) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                    (iii)which are beneficially owned, directly or
               indirectly, by any Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (written or oral), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in subsection (ii) above) or disposing of any securities of the Company.

     Board of Directors. Board of Directors shall mean the Board of Directors of the Company.

     Company.  Company shall mean Polaroid Corporation, a
     Delaware corporation.

     Disinterested Director. A Disinterested Director shall mean a member of the Board of Directors as of the Share
     Acquisition Date who is not an employee of the Company.

     Exchange Act.  Exchange Act shall mean the Securities
     Exchange Act of 1934, as in effect on the date in question, unless otherwise specifically provided in this Trust
     Agreement.

     Share Acquisition Date. Share Acquisition Date shall mean the first date any Person shall become an Acquiring
     Person.

     SECTION 13.    MISCELLANEOUS.

     (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

     (b) Benefits payable to Plan participants or beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

     (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of New York.


     IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first above written.

                                   POLAROID CORPORATION



                                   By: /s/ Graham M. Brown, Jr.
                                      ---------------------------
                                      Graham M. Brown, Jr.
                                      Vice President and
                                      Treasurer




                                   TRUSTEE



                                   By: /s/ T. Stuart Gaston
                                      -------------------------
                                   Name :  T. Stuart Gaston
                                   Title:  Vice President

                              APPENDIX A

THE POLAROID OFFICER'S COMPENSATION EXCHANGE PLAN
-------------------------------------------------

-  THIS IS A DEFINED COMPENSATION TYPE PLAN

-  FORMULA:

       *  PART A:

          THE NUMBER OF UNITS NOT PROVIDED EMPLOYEES IN THE
       POLAROID STOCK EQUITY PLAN DUE TO THE LIMIT ON COMPENSATION IMPOSED BY SECTION 401(A)(17) OF THE CODE

       *  PART B:

          50% OF THE NUMBER OF UNITS ALLOCATED TO EMPLOYEES DURING EACH ALLOCATION PERIOD IN THE POLAROID STOCK EQUITY PLAN
       WITHOUT CONSIDERATION OF ANY LIMITATION IMPOSED BY THE CODE

-  THE TRUST WILL HOLD POLAROID COMMON STOCK TO FUND THE BENEFITS
   UNDER THIS PLAN.



THE POLAROID RETIREMENT PARITY PLAN
-----------------------------------

-  THIS IS A DEFINED BENEFIT TYPE PLAN

-  FORMULA

       *  EXCESS BENEFIT PLAN FOR THE COMBINED 415 LIMITATIONS

- THE TRUST WILL HOLD CASH, EQUITY AND FIXED INSTRUMENTS, BUT IN NO EVENT SHALL HOLD POLAROID CORPORATION SECURITIES.



THE POLAROID EXECUTIVE EQUALIZATION RETIREMENT PLAN
---------------------------------------------------
-  THIS IS A DEFINED BENEFIT TYPE PLAN

-  FORMULA

       * TOP HAT PLAN FOR INDIVIDUALS WHO EXCEED THE IRS LIMITATIONS ON COMPENSATION

- THE TRUST WILL HOLD CASH, EQUITY AND FIXED INSTRUMENTS, BUT IN NO EVENT SHALL HOLD POLAROID CORPORATION SECURITIES.


THE POLAROID SUPPLEMENTAL BENEFIT PLAN
--------------------------------------

- THE TRUST WILL HOLD CASH, EQUITY AND FIXED INSTRUMENTS, BUT IN NO EVENT SHALL HOLD POLAROID CORPORATION SECURITIES.